                                  Exhibit 3.1

                             ARTICLES OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                   PROFILE NATIONAL BUSINESS DIRECTORY, INC.


         I, the undersigned, as President of PROFILE NATIONAL BUSINESS DIRECTORY, INC., a Minnesota corporation, do hereby certify that the a majority of the shareholders of the corporation have resolved to amend and restate the Articles of Incorporation in accordance with the following resolution:

         RESOLVED, That the Articles of Incorporation of this corporation be amended and restated by the Amended and Restated Articles of Incorporation attached hereto as Exhibit A which shall include increasing the number of authorized shares to 20 million shares; and

         FURTHER RESOLVED, That Satya P. Garg, the President of this corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the office of the Secretary of State of the State of Minnesota.

         I FURTHER CERTIFY that the foregoing Amendment and Restatement have been adopted pursuant to Chapter 302A, Minnesota Statutes.

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 28th day of March, 1997.

                                           /s/ Satya P. Garg
                                         ----------------------------------
                                         Satya P. Garg, President

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                    PROFILE NATIONAL BUSINESS DIRECTORY, INC.



         The shareholders do hereby adopt the following Amended and Restated Articles of Incorporation, under Minnesota Statutes Chapter 302A:

                                    ARTICLE I

                                      Name

         The name of this corporation shall be Profile National Business Directory, Inc.



                                   ARTICLE II

                                Registered Office

         The location and address of this corporation's registered office in this state shall be 1011 South First Street, Suite 203, Hopkins MN 55343.



                                   ARTICLE III

                               Authorized Capital

         The total authorized number of shares of this corporation is Twenty Million (20,000,000) shares. All common stock shall have the par value of one cent ($.01) per share. The Board of Directors has the authority to establish more than one class or series of shares and to fix the relative rights and preferences of any such different class or series.



                                   ARTICLE IV

                          Cumulative Voting Prohibition

         Shareholders shall have no rights of cumulative voting.



                                    ARTICLE V

                          Preemptive Rights Prohibition

         Shareholders shall have no rights, preemptive or otherwise, under Minnesota statutes Section 302A.413 (or similar provisions of future law) to acquire any part of any unissued shares or other securities of this corporation or any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

                                   EXHIBIT A

                                   ARTICLE VI

                        Limitation of Director Liability

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Minnesota Statutes
Section 302A.559 or on the sale of unregistered securities or securities fraud under Minnesota Statutes Section 80A.23; or (iv) liability for any transaction from which the director derived an improper personal benefit. If Minnesota Statutes Chapter 302A hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Minnesota Statutes Chapter 302A, as amended. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.



                                   ARTICLE VII

                       Directors Action by Written Consent

         Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

                              Exhibit 3.1 Continued

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                    PROFILE NATIONAL BUSINESS DIRECTORY, INC.

         I, the undersigned President of Profile National Business Directory, Inc., a Minnesota corporation, do hereby certify that at least a majority of the shareholders of the corporation have approved a change of name for the corporation at a special meeting of shareholders called for the purpose, held on October 22, 1998 pursuant to notice to all shareholders dated October 15, 1998, and such shareholders desire to amend the Articles of Incorporation pursuant to the following resolutions, such Articles of Amendment to be filed with the office of the Secretary of State of the State of Minnesota:

         RESOLVED, That the Articles of Incorporation of the corporation be amended to state the name of the corporation as follows:

                  The name of this corporation shall be WebValley, Inc.

         FURTHER RESOLVED, That the President of this corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the office of the Secretary of State of the State of Minnesota.

         I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to chapter 302A, Minnesota Statutes.

         IN WITNESS WHEREOF, I have hereunto subscribed my name effective the 22nd day of October, 1998.

                                        /s/ Satya P. Garg
                                     --------------------------------------
                                     Satya P. Garg, President

                              Exhibit 3.1 Continued

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                 WebValley, Inc.

         I, the undersigned Satya P. Garg, as President of WebValley, Inc., a Minnesota corporation, do hereby certify that the shareholders of the corporation holding a majority of the corporation's shares have voted at a duly called special meeting of the shareholders held on March 23, 1999 to amend the Articles of Incorporation in accordance with the following resolution:

Increase to Authorized Shares

         RESOLVED, That the Articles of Incorporation of this corporation be amended as follows to increase the number of authorized shares:

                  The aggregate number of shares of stock which this Corporation shall have the authority to issue is Two Hundred Million (200,000,000) shares, with $0.01 par value.

         FURTHER RESOLVED, That Satya P. Garg, the President of this corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the office of the Secretary of State of the State of Minnesota.

         I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to chapter 302A, Minnesota Statutes.

         IN WITNESS WHEREOF, I have hereunto subscribed my name effective this 23rd day of March, 1999.

                                         /s/ Satya P. Garg
                                       ------------------------------------
                                       Satya P. Garg, President